Exhibit 10.5

CUSTODIAL AGREEMENT

November 21, 2021

Special Opportunities Capital, LLC

c/o EnCap Investments L.P.

1100 Louisiana Street, Suite 4900

Houston, TX 77002

Attention: Doug Swanson

Re: Securities Custodial Arrangement.

Ladies and Gentlemen:

Reference is made hereby to the Stock Purchase Agreement, dated November 21, 2021 (the “Stock Purchase Agreement”), by and between Gen IV Investment Opportunities, LLC, a Delaware limited liability company (“Seller”), and Paloma Partners VI Holdings, LLC, a Delaware limited liability company (“Purchaser”), pursuant to which Seller agreed to sell and Purchaser agreed to purchase, 1,838,510 shares of common stock of, par value $0.01 per share (CUSIP No. 382410843) (the “Securities”) of Goodrich Petroleum Corporation, a Delaware corporation (“Goodrich”). The parties hereto are affiliates and are entering into this letter agreement (this “Letter Agreement”) to memorialize their understanding and agreement with respect to a custodial arrangement pertaining to the Securities as set forth below.

1. Special Opportunities Capital, LLC, a Delaware limited liability company (“Custodian”) agrees, immediately upon and after settlement of the purchase and sale contemplated in Section 1 of the Stock Purchase Agreement, to hold the Securities as custodian for and on behalf of Purchaser, in Custodian’s prime brokerage account, solely for the benefit of Purchaser, all upon the terms and conditions and subject to the limitations hereinafter set forth. Purchaser does not have a brokerage account to be used to hold the Securities, and Custodian desires on behalf of its affiliate, Purchaser, to facilitate the settlement of the transactions contemplated by the Stock Purchase Agreement.

2. Purchaser shall beneficially own the Securities.

3. With respect to the Securities, Custodian shall act solely as custodian and shall solicit and follow the instructions of Purchaser in all matters relating to the Securities, including following Purchaser’s instructions as to the voting of the Securities in all matters as to which the Securities are entitled to be voted. In the absence of instructions from Purchaser, Custodian shall not take any action with respect to the Securities. Notwithstanding the foregoing, Custodian shall not be required to take any action that would violate the transfer restrictions and other conditions and limitations to which the Securities are subject pursuant to the organizational documents of Goodrich, or any applicable law or regulation. For so long as the Securities are held by Custodian, (i) Purchaser shall have sole dispositive and voting power, and sole power to make all other decisions, in each case, with respect to the Securities and (ii) Purchaser shall be deemed the owner of the Securities for all purposes.

4. With respect to the Securities, Custodian is exclusively the bailee of Purchaser, holds the Securities solely for the benefit of Purchaser, and undertakes to perform such duties and only such duties as are specifically set forth in Letter Agreement.

5. The Custodian agrees that it will not charge any fees or receive any compensation in discharging its duties under this Letter Agreement.

6. In the absence of bad faith on the part of Custodian, Custodian may conclusively rely on instructions provided by Purchaser or the advice of competent attorneys, accountants, and other professionals in taking an action, omitting to take an action, or otherwise discharging its duties under this Letter Agreement.

7. Purchaser may remove Custodian at any time upon providing written notice of removal. In such event, Purchaser shall appoint a successor custodian hereunder, or upon written instruction by Purchaser, transfer the Securities to a brokerage account maintained by or on behalf of Purchaser, or take such other action with respect to the Securities as specified by Purchaser.

8. All notices, requests and other communications to any party hereunder shall be in writing (including electronic mail (“e-mail”) transmission, so long as a receipt of such e-mail is requested and received) and shall be given, if to Custodian, to:

Special Opportunities Capital, LLC

c/o EnCap Investments L.P.

1100 Louisiana Street, Suite 4900

Houston, TX 77002

Attention: Doug Swanson

E-mail: dswanson@encapinvestments.com

with a copy (which shall not constitute notice) to:

Hunton Andrews Kurth LLP

600 Travis Street

4200 JPMorgan Chase Tower

Houston, TX 77002

Attention: G. Michael O’Leary; Henry Havre

E-mail: moleary@huntonak.com; hhavre@huntonak.com

if to Purchaser, to:

Paloma Partners VI, LLC

1100 Louisiana Street, Suite 5100

Houston, TX 77002

Attention: Christopher N. O’Sullivan

Email: cosullivan@palomaresources.com

with a copy (which shall not constitute notice) to:

Hunton Andrews Kurth LLP

600 Travis Street

4200 JPMorgan Chase Tower

Houston, TX 77002

Attention: G. Michael O’Leary; Henry Havre

E-mail: moleary@huntonak.com; hhavre@huntonak.com

or to such other address or e-mail address as such party may hereafter specify for the purpose by notice to the other parties hereto. All such notices, requests and other communications shall be deemed received on the date of receipt by the recipient thereof if received prior to 5:00 p.m. on a business day in the place of receipt. Otherwise, any such notice, request or communication shall be deemed to have been received on the next succeeding business day in the place of receipt.

9. This Letter Agreement shall be governed by and construed and enforced in accordance with the laws of the State of New York.

10. No provision of this Letter Agreement may be amended, countermanded or otherwise modified without the prior written consent of Purchaser and Custodian.

11. This Letter Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument, it being understood that the parties need not sign the same counterpart. Any such counterpart, to the extent delivered by fax or .pdf, .tif, .gif, .jpg or similar attachment to electronic mail (any such delivery, an “Electronic Delivery”), will be treated in all manner and respects as an original executed counterpart and will be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person. This Letter Agreement shall become effective when each party shall have received a counterpart hereof signed (including by electronic signature) by all of the other parties hereto. Until and unless each party has received a counterpart hereof signed (including by electronic signature) by the other parties, this Letter Agreement shall have no effect and no party shall have any right or obligation hereunder (whether by virtue of any other oral or written agreement or other communication). No party may raise the use of an Electronic Delivery to deliver a signature, or the fact that any signature or agreement or instrument was transmitted or communicated through the use of an Electronic Delivery, as a defense to the formation of a valid and binding contract, and each party forever waives any such defense, except to the extent such defense relates to lack of authenticity.

(Signature Pages Follow)

IN WITNESS WHEREOF, this Letter Agreement has been executed by and on behalf of each of the parties hereto as of the date first written above.

Very truly yours,

PALOMA PARTNERS VI HOLDINGS, LLC

By:	/s/ Christopher N. O’Sullivan
Name:	Christopher N. O’Sullivan
Title:	Chief Executive Officer

[Signature Page to Custodial Agreement]

ACKNOWLEDGED AND AGREED:

PURCHASER:

SPECIAL OPPORTUNITIES CAPITAL, LLC

By:	EnCap Energy Capital Fund XI, L.P.,
its sole member

By:	EnCap Equity Fund XI GP, L.P.,
its general partner

By:	EnCap Equity Fund XI GP, LLC,
its general partner

By:	EnCap Investments L.P.,
its sole member

By:	EnCap Investments GP, L.L.C.,
its general partner

By:	/s/ Douglas E. Swanson, Jr.
Name:	Douglas E. Swanson, Jr.
Title:	Authorized Signatory

[Signature Page to Custodial Agreement]